As filed with the Securities and Exchange Commission on March 23, 2009
Registration No. 33-48109

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE MEN’S WEARHOUSE, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-1790172 (I.R.S. Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of Principal Executive Offices)	77072 (Zip Code)
The Men’s Wearhouse, Inc. 1992 Stock Option Plan
(Full title of the plan)

David H. Edwab
6380 Rogerdale Road
Houston, Texas 77072
(Name and address of agent for service)

(281) 776-7000
(Telephone number, including area code, of agent for service)
With Copy to:
Fulbright & Jaworski L.L.P.
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151
Attention: Michael W. Conlon

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 33-48109) filed on May 26, 1992 (the “Registration Statement”), pertaining to The Men’s Wearhouse, Inc. (the “Registrant”) common stock, $.01 par value per share, issuable under the Registrant’s 1992 Stock Option Plan. Pursuant to the Registrant’s undertaking in Part II Item 9 of the Registration Statement, the undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unissued, if any.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 23, 2009.

THE MEN’S WEARHOUSE, INC.
By:	/s/ DAVID H. EDWAB
David H. Edwab
Vice Chairman of the Board